Exhibit 99.1

NEWS RELEASE

09

CONTACTS
Media	Investor Relations
Angela Howland Blackwell – 585-678-7141 Cheryl Gossin – 585-678-7191	Patty Yahn-Urlaub – 585-678-7483 Bob Czudak – 585-678-7170

Constellation Brands to Acquire Remaining 50 Percent Interest in

Crown Imports Joint Venture

~Leading U.S. import beer business to become wholly owned~

VICTOR, N.Y., June 29, 2012 – Constellation Brands, Inc., (NYSE:STZ), which currently owns 50 percent of Crown Imports LLC (Crown), a 50-50 joint venture with Grupo Modelo S.A.B. de C.V. (Modelo), announced today that it has signed a definitive agreement with Anheuser-Busch InBev SA/NV (AB InBev) to purchase the remaining 50 percent interest in Crown as AB InBev completes its proposed acquisition of Modelo. The purchase price is $1.85 billion and represents 50 percent of a multiple of approximately 8.5 times Crown’s EBIT. The transaction, which is subject to regulatory approval, is expected to close during the first quarter of calendar 2013.

“This is a significant milestone in the history of Constellation Brands,” said Rob Sands, president and chief executive officer, Constellation Brands. “We have been the importer, marketer and seller of the Modelo brands in the U.S. for almost two decades. During this time, the Crown team has successfully built the Modelo portfolio into an enviable position of leadership and growth. Our full ownership of this significant beer business provides an additional strategic lever for driving overall profitable organic growth. We expect this transaction to dramatically enhance the financial profile of our company and it will solidify

Constellation Brands’ position as the largest multi-category supplier of beverage alcohol and the third largest total beverage alcohol company in the U.S.”

Crown’s portfolio of brands includes Corona Extra, Corona Light, Modelo Especial, Pacifico, Negra Modelo and Victoria. Corona Extra is the best-selling imported beer and the sixth best-selling beer overall in the industry. Corona Light is the leading imported light beer and Modelo Especial is the third largest and one of the fastest growing major imported beer brands.

“Crown is currently experiencing significant marketplace momentum driven by new products as well as innovation in advertising, marketing, promotions and packaging,” Sands added.

“This agreement provides certainty and continuity for Crown and its wholesaler partners,” said Bill Hackett, president, Crown Imports. “We look forward to continuing to work with our wholesaler network to further grow the Modelo portfolio of brands across the U.S. marketplace.”

Under the terms of the transaction, Constellation Brands and Crown will have complete, independent control of distribution, marketing and pricing for all Modelo brands in the U.S., while AB InBev will ensure continuity of supply, quality of products and the ability to introduce innovations. The new importation agreement will be perpetual and provides AB InBev with the right, but not the obligation, to exercise a call option every 10 years, subject to regulatory approval, at a multiple of 13 times Crown’s EBIT from the Modelo brands.

Financial Highlights

Constellation Brands has fully committed bridge financing in place to complete the acquisition. Permanent financing is expected to consist of a combination of revolver borrowings, a new term loan under the company’s current senior credit facility and the issuance of senior notes.

“Upon closing, this transaction is expected to increase Constellation’s debt to comparable basis EBITDA leverage to the mid-four times range when factoring in a full-year of the additional Crown EBITDA,” said Bob Ryder, chief financial officer, Constellation Brands. “Due to the anticipated strong free cash flow generation of Constellation Brands, this leverage ratio should decrease to our targeted range of three to four times within the first 12 months after the close of the transaction. We plan to suspend our current share repurchase program. We currently have approximately $700 million remaining under our one billion share repurchase authorization.”

During Constellation’s fiscal 2012, Crown sold 164 million cases and generated $2.47 billion of net sales and $431 million of operating income. The company currently accounts for its 50 percent interest in Crown under the equity method and recognized $215 million of equity earnings from Crown in fiscal 2012. Upon completion of the transaction, the company will begin consolidating the full financial results of Crown. As a result, this transaction is expected to be significantly accretive to Constellation’s on-going diluted EPS and free cash flow results.

Constellation Brands will discuss this transaction on its first quarter fiscal 2013 earnings conference call scheduled for today at 10:30 a.m. (eastern.) The conference call can be accessed by dialing +973-935-8505 beginning 10 minutes prior to the start of the call.

About Constellation Brands, Inc.

As the world’s leader in premium wine, Constellation Brands, Inc. (NYSE: STZ and STZ.B) is a S&P 500 Index and a Fortune 1000® company with 4,400 employees, sales in 125 countries and operations in 40 facilities worldwide. The company manages a broad portfolio of more than 100 wines, beers and spirits that include: Robert Mondavi, Clos du Bois, Kim Crawford, Inniskillin, Franciscan Estate, Ruffino, Simi, Estancia, Corona Extra, Black Velvet Canadian Whisky and SVEDKA Vodka. Learn more at www.cbrands.com.

Forward-Looking Statements

This news release contains forward-looking statements. The words “expect,” “anticipate,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Those statements may relate to Constellation Brands’ business strategy, future operations, prospects, plans and objectives of management, as well as information concerning expected actions of third parties. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by the forward-looking statements. All forward-looking statements speak only as of the date of this news release. Constellation Brands undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

The forward-looking statements are based on management’s current expectations and, unless otherwise noted, do not take into account the impact of any future acquisition, merger or any other business combination, divestiture, restructuring or other strategic business realignments, financing or share repurchase that may be completed after the date of this release. The forward-looking statements should not be construed in any manner as a guarantee that such results will in fact occur. There can be no assurance that the transaction between Constellation Brands and Anheuser-Busch InBev SA/NV regarding the purchase by Constellation Brands of the 50% portion of Crown Imports LLC which it does not already own will occur or will occur on the timetable contemplated hereby.

In addition to the risks and uncertainties of ordinary business operations, the forward-looking statements of the company contained in this news release are subject to a number of risks and uncertainties, including:

•

completion of the announced transaction regarding the purchase by Constellation Brands of the 50% interest in Crown Imports LLC which it does not already own, and the accuracy of all projections which are expected to impact the company’s financial profile;

•	the exact elements of permanent financing for the acquisition of the remaining interest in Crown Imports LLC will depend upon market conditions;

•	the exact duration of the share repurchase implementation and the amount and timing of any share repurchases;

•

ability to achieve expected and target debt leverage ratios due to different financial results from those anticipated and the timeframe in which the target debt leverage ratio will be achieved will depend upon actual financial performance;

•

increased competitive activities in the form of pricing, advertising and promotions could adversely impact consumer demand for the company’s products and/or result in lower than expected sales or higher than expected expenses;

•

general economic, geo-political and regulatory conditions, prolonged downturn in the economic markets in the U.S. and in the company’s major markets outside of the U.S., continuing instability in world financial markets, or unanticipated environmental liabilities and costs; and

•

other factors and uncertainties disclosed in the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended Feb. 29, 2012, which could cause actual future performance to differ from current expectations.

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